Morgan Stanley Institutional Liquidity Funds

      Exhibit 77D

The Fund made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on May 8, 2010 (accession number 0001104659-10-031591) and incorporated by reference herein.

The Fund made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on June 14, 2010
(accession number 0001104659-10-033727) and incorporated by reference herein.